UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2015

ANTERO RESOURCES CORPORATION

Exact name of registrant as specified in its charter)

Delaware	001-36120	80-0162034
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1615 Wynkoop Street
Denver, Colorado 80202

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (303) 357-7310

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                   Entry into a Material Definitive Agreement.

Credit Agreement Amendment

On February 17, 2015, Antero Resources Corporation (the “Company”) entered into a Sixteenth Amendment (the “Sixteenth Amendment”) to its Fourth Amended and Restated Credit Agreement with the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (the “Credit Agreement”).  The bank syndicate, which is co-led by JPMorgan Chase Bank, N.A. and Wells Fargo Bank, N.A., was expanded to add three banks increasing the number of participants to 29 banks. The Sixteenth Amendment amended the Credit Agreement to, among other things, (i) maintain the borrowing base at $4.0 billion, (ii) increase aggregate lender commitments from $3.0 billion to $4.0 billion (including $200 million associated with the water credit facility described below), (iii) amend restrictions limiting the volume of projected oil and gas production that may be hedged by the credit parties so that the Company is permitted to enter into hedging arrangements for up to 75% of projected oil and gas production for the next five years and (iv) extend the maximum expiry date of any hedging arrangements entered into by any credit party from December 31, 2020 to December 31, 2021.  The next redetermination of the borrowing base is scheduled to occur in October of 2015.

A copy of the Sixteenth Amendment is filed as Exhibit 10.1 hereto and is incorporated herein by reference.  The description of the Sixteenth Amendment contained herein is qualified in entirety by the full text of such instruments.

Relationships

Certain parties to the Sixteenth Amendment or parties to the Sixth Amendment (as defined below), or their respective affiliates (collectively, the “Banks”), perform and have performed commercial and investment banking and advisory services for the Company from time to time for which they receive and have received customary fees and expenses. In addition, Wells Fargo Bank, National Association, is the trustee for each outstanding series of the Company’s senior notes.  The Banks may, from time to time, engage in transactions with and perform services for the Company and Antero Water (as defined below) in the ordinary course of their business, for which they will receive fees and expenses.

Item 2.03                   Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information included under the heading “Credit Agreement Amendment” in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

Item 8.01                   Other Information.

Water Credit Agreement Amendment

Also on February 17, 2015, in connection with the Sixteenth Amendment, Antero Water LLC (“Antero Water”) entered into a Sixth Amendment (the “Sixth Amendment”) to its Credit Agreement with the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.  The Sixth Amendment provided for the reallocation of lender commitments.

A copy of the Sixth Amendment is filed as Exhibit 10.2 hereto, and is incorporated herein by reference.  The description of the Sixth Amendment contained herein is qualified in entirety by the full text of such instruments.

Item 9.01.                Financial Statements and Exhibits.

(d)         Exhibits.

Exhibit Number	Description
10.1

Sixteenth Amendment to Fourth Amended and Restated Credit Agreement, dated as of February 17, 2015, by and among Antero Resources Corporation, certain subsidiaries of the Borrower, as Guarantors, the Lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent.

10.2

Sixth Amendment to Credit Agreement, dated as of February 17, 2015, by and among Antero Water LLC, as assignee of Antero Midstream LLC, certain subsidiaries of the Borrower, as Guarantors, the Lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTERO RESOURCES CORPORATION

	By:	/s/ Glen C. Warren, Jr.
	Name:	Glen C. Warren, Jr.
	Title:	President, Chief Financial Officer and Secretary

Dated: February 17, 2015

EXHIBIT INDEX

Exhibit Number	Description
10.1

Sixteenth Amendment to Fourth Amended and Restated Credit Agreement, dated as of February 17, 2015, by and among Antero Resources Corporation, certain subsidiaries of the Borrower, as Guarantors, the Lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent.

10.2

Sixth Amendment to Credit Agreement, dated as of February 17, 2015, by and among Antero Water LLC, as assignee of Antero Midstream LLC, certain subsidiaries of the Borrower, as Guarantors, the Lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent.